SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 2, 2006


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



       Delaware                    0-22512                   77-0355502
   -----------------           --------------            ------------------
  (State or other             (Commission File            (I.R.S. Employer
  jurisdiction of                  Number)                 Identification No.)
  incorporation)


          500 Westridge Drive                                95076
        Watsonville, California
    --------------------------------                      ------------
(Address of principal executive offices)                   (Zip Code)


                                 (831) 728-2700
                             -----------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On March 2, 2006, West Marine, Inc. announced certain preliminary unaudited financial results for the 13-week period (fourth quarter) and 52-week period ended December 31, 2005. A copy of this press release is attached hereto as
Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, except if West Marine specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.


Item 9.01.   Financial Statements and Exhibits.

             (a)      Not Applicable.

             (b)      Not Applicable.

             99.1     Press Release dated March 2, 2006 (furnished pursuant to
                      Item 2.02 of Form 8-K)

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WEST MARINE, INC.





Date:  March 2, 2006                       By: /s/ Eric Nelson
                                               -----------------------------
                                               Eric Nelson
                                               Senior Vice President and
                                               Chief Financial Officer

                                                                  Exhibit 99.1




Contacts:  West Marine, Inc.
Eric Nelson, Senior Vice President and Chief Financial Officer
(831) 761-4489
Russell Solt, Director of Investor Relations
(831) 761-4229


          WEST MARINE RELEASES PRELIMINARY FOURTH QUARTER 2005 RESULTS


     WATSONVILLE, CA, March 2, 2006 - West Marine, Inc. (Nasdaq: WMAR) today released preliminary unaudited operating results for the fourth quarter ended December 31, 2005, subject to our further review of certain capitalized software costs. In light of recent events, we are reviewing uncompleted software development projects, and if and to the extent we determine that such projects are no longer expected to provide a future benefit, we may be required to realize a non-cash impairment charge. The carrying value of all uncompleted software development projects at December 31, 2005 was approximately $9.1 million, although we do expect to receive a future benefit from some portion of these projects.

Preliminary unaudited net loss for the fourth quarter ended December 31, 2005, not including possible impairment charges related to internal software costs no longer expected to provide a future benefit, was $17.4 million, or ($0.82) per share, compared to a net loss of $3.4 million, or ($0.16) per share, for the fourth quarter of 2004. Net sales for the fourth quarter of 2005 were $124.8 million, compared to net sales of $118.1 million a year ago. Comparable store sales for the fourth quarter of 2005 increased 3.9% compared to the same period a year ago. Comparable store sales are defined as sales from stores that have been open at least thirteen months and where selling square footage did not change by more than 40% in the previous thirteen months.


FISCAL YEAR 2005

Preliminary unaudited net income for the fifty-two weeks ended December 31, 2005, not including possible impairment charges related to internal software costs no longer expected to provide a future benefit, was $2.0 million, or $0.09 per share, compared to net income of $25.5 million, or $1.20 per share, for the same period a year ago. Net sales for fiscal year 2005 were $692.3 million, compared to net sales of $683.0 million for fiscal year 2004. Comparable store sales for the fifty-two weeks ended December 31, 2005 decreased (2.2%) compared to the same period a year ago.

SIGNIFICANT ITEMS

Eric Nelson, West Marine's chief financial officer, stated, "Our preliminary unaudited fourth quarter results include two significant items not reflected in our previous guidance. First, we reduced inventory value by $2.9 million, or ($0.08) per share after-tax. Second, we recorded a $2.0 million pre-tax charge, or ($0.06) per share after-tax, for a cancelled software development project. As indicated above, we are currently completing a review of all internally developed software projects. Situations where internal software development costs are no longer expected to provide a future benefit may result in an additional impairment charge.

Other significant fourth quarter items include a $2.0 million pre-tax charge, or ($0.06) for discontinuing our use of the BoatUS tradename, and a $0.8 million pre-tax charge, or ($0.02) per share after-tax, for costs related to replacing our line of credit. Both of these charges were contemplated in our previous guidance.

ABOUT WEST MARINE

West Marine, the country's favorite retailer of boating supplies and accessories, has over 400 stores located in 38 states, Puerto Rico and Canada. The Company's catalog and Internet channels offer customers approximately 50,000 products - far more than any competitor - and the convenience of exchanging catalog and Internet purchases at its retail stores. The Company's Port Supply division is the country's largest wholesale distributor of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

Special Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, including forward-looking statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that that involve risks and uncertainties. These forward-looking statements include, among other things, statements that relate to West Marine's preliminary earnings, as well as facts and assumptions underlying these preliminary results. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Risks and uncertainties include West Marine's ability to accurately identify and assess the potential of software development projects. Other risk factors that may affect our earnings in the future are described from time to time in West Marine's filings with the Securities and Exchange Commission, including West Marine's quarterly report on Form 10-Q for the period ended October 1, 2005. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.